UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2015

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On December 10, 2015, Orgenesis Inc. (the “Company”) entered into definitive agreements with accredited investors relating to a private placement (the “Private Placement”) of (i) 8,227,647 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) three year warrants (the “Investor Warrants”) to purchase up to an additional 8,227,647 shares of the Company’s Common Stock at a per share exercise price of $0.52.  The purchased securities were issued pursuant to subscription agreements (each the “Subscription Agreements”) between the Company and the purchasers for aggregate proceeds to the Company of $4,278,376.  The Company undertook to use reasonable efforts to file a registration statement for the resale of the Shares and shares of Common Stock issuable upon exercise of the Investor Warrants in the event the Company files a registration statement for other purposes.

On December 10 2015, the Company also entered into securities purchase agreements with two accredited investors pursuant to which these lenders (”Lenders”) furnished to the Company access to a $5.0 million credit line (collectively, the “Credit Facility Agreements”). Pursuant to the Credit Facility Agreements, upon request the Company is entitled to receive $500,000 or such lesser amount as may then be available under the credit facility (the “Advance Amount”), pro-rata from the credit providers under the Credit Facility Agreements, in consideration of which, it will issue to such persons, promissory notes for the amount advanced (each a “Credit Note”).  The Company may draw down on the credit facility as needed until the entire $5.0 million is exhausted.  Unless extended by mutual arrangement, the credit facility terminates on the earlier to occur of (i) November 30, 2016 and (ii) such time as the Company shall have raised in excess of $10 million in an equity investment.  In consideration of the funding commitment under the Credit Facility Agreements, the Company issued to these Lenders warrants to purchase up to an aggregate of 2,358,491 shares of the Company’s Common Stock at a per share exercise price of $0.53 per share (the “Commitment Warrants”).  The Commitment Warrants become first exercisable upon the scheduled expiration or termination of the credit facility through the third anniversary thereof; provided, that the Commitment Warrants issued to a Lender are subject to cancellation if for whatever reason a funding request by such Lender is not honored.  Additionally, upon the issuance of Credit Notes, the Lender is entitled to three year warrants (“Drawdown Warrants”) to purchase additional shares of the Company’s Common Stock in an amount equal to the quotient of: 0.50 X Advance Amount / $0.53. If the entire $5,000,000 were drawn down by the Company, it would issue to the Lenders a total of 4,716,980 Drawdown Warrants.

All Credit Notes that may be issued under the Credit Facility mature on November 30, 2016.  Interest on the outstanding principal amount of the Credit Notes accrues at a per annum rate of 12%, payable at maturity or upon an event of default.  The Credit Notes contain customary events of default for transactions of this nature.  Upon an event of default, the Lender has the right to require the Company to prepay the outstanding principal amount of the Credit Notes plus all accrued and unpaid interest.  In addition, the Lender may require prepayment of the Notes at par in connection with certain major transactions and the occurrence of certain other triggering events.

The Company also raised an aggregate of $950,000 in principal amount of convertible notes issued since June 2015 (the “Convertible Notes”) to accredited investors.  The Convertible Notes have scheduled maturity dates between December 2015 and October 2016 and are convertible by the holder into shares of the Company’s Common Stock at 75% of the then market price of the Company’s Common Stock, based on the price of the Company’s Common Stock for the five trading days prior to conversion but in no event at less than $0.40 per share. Under certain conditions the Convertible Notes are, without further action, automatically convertible.  The Convertible Notes contain customary events of default for transactions of this nature.  Upon an event of default, the holder has the right to require the Company to prepay the outstanding principal amount of the Convertible Notes plus all accrued and unpaid interest.

The financing under the Private Placement, the Convertible Notes and the Credit Facility Agreements are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and Regulation S under the Act. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the investors had access to information regarding the Company; (3) each investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company, (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof and (d) is an “accredited investor”; and (4) a restrictive legend was placed on each certificate or other instrument evidencing the purchased securities.

From the proceeds of the Private Placement, on December 10, 2015 the Company remitted to MaSTherCell, SA (“MaSTherCell”) by way of an equity investment, the sum of EUR 3.8 million or USD $4,103,288 (the “Initial Investment”), in compliance with its obligations as required under the Share Exchange Agreement to acquire MaSTherCell dated November 12, 2014, as subsequently amended (the “SEA”).  The right of the former MaSTherCell shareholders to unwind the merger with the Company has now terminated.

In connection with the equity investment, on December 10, 2015 the Company agreed to invest EUR 2.2 million in MaSTherCell equity in addition to the Initial Investment, which additional amount becomes due upon the request of the MaSTherCell board of directors, of whom Company directors/officers currently represent a majority.  The Company’s agreement represents an increase of EUR 1.2 million over the amount which the Company was previously obligated to invest in MaSTherCell under the SEA as additional equity and replaces any funding obligation that the Company had under the SEA, as amended.

In connection with the above, the Company granted to certain former MaSTherCell shareholders who currently hold approximately 12% of the Company’s outstanding Common Stock (the “Shareholders”), the first right to negotiate the terms of the sale of MaSTherCell, should the Company decide at a future date to sell its shares in MaSTherCell or otherwise sell equity interests in MaSTherCell (the “Sale Event”), on an exclusive basis for the first thirty days following the Company’s delivery to such shareholders of notice of such intention.  The Company agreed to accept the offer of the Shareholders resulting from the Sale Event negotiations, unless the Company’s board of directors determines that a materially superior offer may be available to the Company if the Sale Event were open to other parties, in which case the Company is entitled to negotiate the Sale Event with unrelated third parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

December 15, 2015